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                                                                    EXHIBIT 99.4

            LETTER TO BENEFICIAL HOLDERS REGARDING THE OFFER TO EXCHANGE
                   10.75% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                          PETCO ANIMAL SUPPLIES, INC.
               PURSUANT TO THE PROSPECTUS DATED MAY       , 2002

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME ON JUNE       , 2002, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY
BE EXTENDED, THE "EXPIRATION DATE").

                                                                    May   , 2002

To Our Clients:

    Enclosed for your consideration is a prospectus dated May   , 2002 (the
"Prospectus") and a letter of transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by PETCO Animal
Supplies, Inc., a Delaware corporation ("PETCO"), to exchange up to $170,000,000 in principal amount of its 10.75% Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 10.75% Senior Subordinated Notes due 2011 issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer.

    These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, PETCO urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes held by us for your account pursuant to the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer.

    Your attention is directed to the following:

    1. The Exchange Offer will expire at 5:00 p.m., New York City time on June , 2002, unless extended (such date and time, as the same may be extended, the
"Expiration Date"). Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.

    2. The Old Notes will be exchanged for the Exchange Notes at the rate of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Old Notes validly tendered and not withdrawn before the Expiration Date. The Exchange Notes will bear interest from the most recent interest payment date to which interest has been paid on the Old Notes. The Exchange Notes are substantially identical to the Old Notes, except that the Exchange Notes have been registered under the federal securities laws and will not bear any legend restricting their transfer.
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    3.  Notwithstanding any other term of the Exchange Offer, PETCO may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes not accepted for exchange prior to such termination.

    4. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by PETCO, except as otherwise provided in the Prospectus and in Instruction 8 of the Letter of Transmittal.

    5. Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission, PETCO believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder:

        (a) is acquiring Exchange Notes in its ordinary course of business;

        (b) is not engaging in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes;

        (c) is not an "affiliate" of PETCO, as such term is defined in Rule 405 under the Securities Act; and

        (d) the holder is not acting on behalf of any person who could not truthfully make these statements.

    To participate in the Exchange Offer, holders must represent to PETCO that each of these statements is true. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

    If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form entitled "Instruction to Registered Holders and DTC Participants From Beneficial Owner" that appears below. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

    THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT. A TENDER OF ANY OLD NOTES MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS.

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             INSTRUCTION TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                             FROM BENEFICIAL OWNER
                                       OF
                   10.75% SENIOR SUBORDINATED NOTES DUE 2011
                                       OF
                          PETCO ANIMAL SUPPLIES, INC.

    The undersigned hereby acknowledges receipt of the prospectus dated May   ,
2002 (as the same may be amended or supplemented from time to time, the "Prospectus") of PETCO Animal Supplies, Inc., a Delaware corporation ("PETCO"), and the accompanying letter of transmittal (the "Letter of Transmittal") that together constitute PETCO's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 10.75% Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding 10.75% Senior Subordinated Notes due 2011 (the "Old Notes"), of which $170,000,000 aggregate principal amount is currently outstanding.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.


The principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

                    $ principal amount of Old Notes.
With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER ALL of the Old Notes held by you for the account of the undersigned

/ /   To TENDER the following principal amount of Old Notes
      (including the guarantees thereof) held by you for the account of the undersigned (insert amount of Old Notes to be tendered, if any):

                    $ principal amount of Old Notes.
/ / NOT to TENDER any Old Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

    - to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

       - the Exchange Notes or book-entry interests therein to be acquired by the undersigned (the "Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned;

       - the undersigned is not engaging in, does not intend to engage in and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the federal securities laws;

       - if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

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       - if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

       - the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in its series of interpretive no-action letters to third parties;

       - the undersigned understands that a secondary resale transaction described in the previous bullet and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from PETCO should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission;

       - the undersigned is not an "affiliate," as such term is defined in Rule 405 promulgated under the Securities Act, of PETCO, and upon a request by PETCO, a holder or Beneficial Owner will deliver to PETCO a legal opinion confirming its representation that it is not such an affiliate; and

       - the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

    - to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

    - to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

    If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The undersigned acknowledges that if an executed copy of this instruction form is returned, the entire principal amount of Old Notes held for the undersigned's account will be tendered unless otherwise specified above.

    The undersigned hereby represents and warrants that the undersigned
(1) owns the Old Notes tendered and is entitled to tender such Old Notes and
(2) has full power and authority to tender, sell, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, PETCO will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

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    The purchaser status of the undersigned is (check the box that applies):

/ / A "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act)

/ /   An "Institutional Accredited Investor" (as defined in
      Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

/ /   A non "U.S. person" (as defined in Regulation S of the
      Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 of the Securities
      Act

/ /   Other (describe)

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                                   SIGN HERE

  Name of Beneficial Owner(s): _______________________________________________

  Signature(s): ______________________________________________________________

  Name(s) (please print): ____________________________________________________

  Address: ___________________________________________________________________

                                         _____________________________________

  Telephone Number: __________________________________________________________

  Taxpayer Identification Number or Social Security Number: __________________

  Date: ______________________________________________________________________
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